Exhibit 99.1

ISILON SYSTEMS ANNOUNCES 2009 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS

Achieves First Non-GAAP Profitable Quarter with Record Revenue and Gross Margin

SEATTLE, WA — February 4, 2010 — Isilon® Systems (NASDAQ: ISLN) today announced its financial results for the fourth quarter and year ended December 31, 2009. Revenue for the fourth quarter was $37.5 million, up 23% sequentially compared to $30.5 million in the third quarter of 2009 and up 18% from $31.8 million in the fourth quarter of 2008. Revenue for the year ended December 31, 2009 was $123.9 million, up 8% from $114.4 million in 2008.

“Isilon’s fourth quarter set records for revenue, gross margin, income and new customers. These results, coupled with increasing operating leverage, led to Isilon’s first profitable quarter,” said Sujal Patel, President and Chief Executive Officer, Isilon Systems. “While we’re certainly gratified that we’ve achieved this important milestone, we’re even more pleased with the validation of our business model that these results provide. We will continue to sharpen our focus on driving long-term growth by broadening the markets we’re able to successfully address and by creating innovative products and solutions that align directly with the rapidly evolving needs of enterprise storage buyers.”

Financial results for the fourth quarter and full year of 2009 included the following:

•	Gross margin for the fourth quarter of 2009 was 57.6%, compared with 56.9% in the third quarter of 2009 and 57.1% in the fourth quarter of 2008.

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Net income for the fourth quarter of 2009 was $0.1 million, or $0.00 per share, compared with net loss of $4.9 million, or $0.08 per share in the third quarter of 2009. Net loss in the fourth quarter of 2008 was $4.3 million, or $0.07 per share. Non-GAAP net income for the fourth quarter of 2009 was $1.6 million, or $0.02 per share, compared with non-GAAP net loss of $1.4 million, or $0.02 per share in the third quarter of 2009. Non-GAAP net loss in the fourth quarter of 2008 was $2.8 million, or $0.04 per share.

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Cash flows generated from operations in the fourth quarter of 2009 were a positive $2.5 million compared with $0.9 million in the third quarter of 2009 and $2.7 million in the fourth quarter of 2008. Cash flows from operations in the fourth quarter of 2009 were reduced by a $2.0 million payment as part of the previously announced proposed settlement of the securities class action litigation.

Conference Call

Isilon management will host a conference call today at 5:30 a.m. PT (8:30 a.m. ET) to discuss Isilon’s fourth quarter and annual financial results. The conference call will be webcast on the Investor Relations section of Isilon’s website at www.isilon.com/company/, where it will be archived. In addition, the live conference call will be accessible by telephone at 866-578-5771 or 617-213-8055, passcode 50345515.

A replay of the call will be available by telephone approximately two hours after the call ends until 9:00 p.m. PT (12:00 midnight ET), February 11, 2010, at 888-286-8010 or 617-801-6888. The replay passcode is 31196675.

About Isilon Systems

Isilon Systems (NASDAQ: ISLN) is the proven leader in scale-out NAS. Our clustered storage and data management solutions drive unique business and economic value for customers by maximizing the performance of their mission-critical applications, workflows and processes. Isilon enables enterprises and research organizations world-wide to manage large and rapidly growing amounts of file-based data in a highly-scalable, easy-to-manage, and cost-effective way. Information about Isilon can be found at http://www.isilon.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared in accordance with GAAP, this press release includes non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share. Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods. The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.

Non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP income (loss) per share exclude charges related to stock-based compensation expenses, restructuring charges and expenses related to the settlement of our shareholder litigation. Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results. Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business. Non-GAAP results also exclude a restructuring charge related to expenses incurred during the second quarter in connection with a reduction in the company’s workforce, and charges from the settlement of the shareholder class action incurred during the third quarter. The restructuring and legal settlement charges are excluded because management believes that they are not indicative of on-going results.

These non-GAAP measures are not calculated in accordance with GAAP and should be considered supplemental to, and not a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon’s results of operations in conjunction with the corresponding GAAP measures. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP measures. Except as noted above, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

A table following the financial statements provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the validation of our business model and our ability to broaden our markets and offer products that align with the needs of enterprise storage buyers. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize, or the assumptions prove incorrect, our actual results may differ materially from those expressed or implied by our forward-looking statements. There can be no assurances that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include the following: risks associated with anticipated growth in file-based content; competitive factors, including changes in the competitive environment, pricing pressures, sales cycle time and increased competition; our ability to build and expand our direct sales operations and improve our reseller distribution channels; our ability to build sales backlogs and improve sales linearity; general economic and industry conditions, including expenditure trends for storage-related products; new product introductions and our ability to develop and deliver innovative products; our ability to provide high-quality service and support offerings; our reliance on a limited number of suppliers and our ability to forecast demand for our products and potential shortages or price fluctuations in our supply chain; risks associated with international operations; and macro-economic conditions. These and other important risk factors and assumptions are detailed in documents filed with the Securities and Exchange Commission, including our report on Form 10-Q for the quarter ended September 30, 2009, our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, and could cause actual results to vary from expectations. The Company makes no commitment to revise or update any forward-looking statements in order to reflect subsequent events or circumstances.

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Contacts:

Press:

Chris Blessington, Senior Director of Marketing and Communications, Isilon Systems,

+1-206-315-7500, chris.blessington@isilon.com

Investors:

+1-206-315-7500, investor-relations@isilon.com

Isilon Systems, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenue:
Product	$29,191	$25,119	$93,722	$91,946
Services	8,340	6,665	30,189	22,476

Total revenue	37,531	31,784	123,911	114,422

Cost of revenue:
Product	12,170	10,035	41,861	36,775
Services (1)	3,747	3,590	15,719	13,213

Total cost of revenue	15,917	13,625	57,580	49,988

Gross profit	21,614	18,159	66,331	64,434

Operating expenses:
Research and development (1)	5,520	6,261	23,668	24,049
Sales and marketing (1)	13,095	11,817	45,538	47,363
General and administrative (1)	3,052	4,397	14,232	19,700
Restructuring charges	—	—	357	—
Legal settlement	—	—	2,000	—

Total operating expenses	21,667	22,475	85,795	91,112

Loss from operations	(53)	(4,316)	(19,464)	(26,678)
Interest income and other	103	209	805	2,069

Income (loss) before income tax expense	50	(4,107)	(18,659)	(24,609)
Income tax benefit (expense)	90	(226)	(214)	(469)

Net income (loss)	$140	$(4,333)	$(18,873)	$(25,078)

Net income (loss) per share, basic	$0.00	$(0.07)	$(0.29)	$(0.40)

Net income (loss) per share, diluted	$0.00	$(0.07)	$(0.29)	$(0.40)

Shares used in computing basic net income (loss) per share	64,888	63,760	64,362	63,318
Shares used in computing diluted net income (loss) per share	68,077	63,760	64,362	63,318
(1) Includes stock-based compensation as follows:

Cost of revenue	$50	$—	$253	$124
Research and development	356	377	1,613	1,165
Sales and marketing	539	602	1,878	2,257
General and administrative	509	560	2,045	2,359

Isilon Systems, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	As of
	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$23,135	$34,342
Marketable securities	56,019	43,441
Trade receivables, net of allowances of $314 and $250, respectively	20,824	14,436
Inventories	5,636	12,433
Other current assets	5,819	4,243

Total current assets	111,433	108,895
Property and equipment, net	6,660	11,295

Total assets	$118,093	$120,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,313	$9,779
Accrued liabilities	5,155	4,188
Accrued compensation and related benefits	6,828	5,879
Deferred revenue	24,421	18,209

Total current liabilities	43,717	38,055
Deferred revenue, net of current portion	13,380	8,954
Deferred rent, net of current portion	2,717	3,158

Total liabilities	59,814	50,167

Commitments and contingencies
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	205,192	197,685
Accumulated other comprehensive income (loss)	(373)	5
Accumulated deficit	(146,541)	(127,668)

Total stockholders’ equity	58,279	70,023

Total liabilities and stockholders’ equity	$118,093	$120,190

Isilon Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended		Year Ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cash flows from operating activities
Net income (loss)	$140	$(4,333)	$(18,873)	$(25,078)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,242	1,565	5,871	6,255
Amortization (accretion) of discount (premium) on marketable securities	186	29	513	(112)
Stock-based compensation expense	1,456	1,539	5,789	5,905
Changes in operating assets and liabilities:
Accounts receivable, net	(2,875)	722	(6,394)	5,715
Inventories	331	(1,915)	6,798	(3,112)
Other current assets	(1,308)	1,514	(1,314)	1,370
Accounts payable	(1,438)	70	(2,278)	(1,624)
Accrued liabilities, compensation payable and deferred rent	(512)	66	1,365	(464)
Deferred revenue	5,245	3,449	10,639	8,952

Net cash provided by (used in) operating activities	2,467	2,706	2,116	(2,193)

Cash flows from investing activities
Purchases of property and equipment	(269)	(1,982)	(1,752)	(6,576)
Purchases of marketable securities	(36,930)	(21,694)	(72,022)	(53,359)
Proceeds from sales and maturities of marketable securities	27,400	8,500	58,575	57,177

Net cash used in investing activities	(9,799)	(15,176)	(15,199)	(2,758)

Cash flows from financing activities
Proceeds from the exercise of stock options	197	30	866	483
Proceeds from employee stock purchase plan	—	—	897	—
Repurchases of unvested common stock	—	—	—	(13)

Net cash provided by financing activities	197	30	1,763	470

Effect of exchange rate changes on cash and cash equivalents	3	(129)	113	(176)

Net decrease in cash and cash equivalents	(7,132)	(12,569)	(11,207)	(4,657)
Cash and cash equivalents at beginning of period	30,266	46,911	34,342	38,999

Cash and cash equivalents at end of period	$23,134	$34,342	$23,135	$34,342

Isilon Systems, Inc.

Reconciliation of GAAP to non-GAAP results

(in thousands, except percentages and per share data)

	Gross margin %	Operating Expenses	Income (loss) from operations	Net income (loss)	Net income (loss) per common share, basic and diluted
Three Months Ended
December 31, 2009
GAAP	57.6%	$21,667	$(53)	$140	$0.00
Adjustments:
Stock-based compensation	0.1	(1,404)	1,454	1,454	0.02

Non-GAAP	57.7%	$20,263	$1,401	$1,594	$0.02

September 30, 2009
GAAP	56.9%	$22,308	$(4,945)	$(4,867)	$(0.08)
Adjustments:
Stock-based compensation	0.2	(1,365)	1,425	1,425	0.03
Legal settlement	—	(2,000)	2,000	2,000	0.03

Non-GAAP	57.1%	$18,943	$(1,520)	$(1,442)	$(0.02)

December 31, 2008
GAAP	57.1%	$22,475	$(4,316)	$(4,333)	$(0.07)
Adjustments:
Stock-based compensation	—	(1,539)	1,539	1,539	0.03

Non-GAAP	57.1%	$20,936	$(2,777)	$(2,794)	$(0.04)

Twelve Months Ended
December 31, 2009
GAAP	53.5%	$85,795	$(19,464)	$(18,873)	$(0.29)
Adjustments:
Stock-based compensation	0.2	(5,536)	5,789	5,789	0.09
Restructuring charges	—	(357)	357	357	0.00
Legal settlement	—	(2,000)	2,000	2,000	0.03

Non-GAAP	53.7%	$77,902	$(11,318)	$(10,727)	$(0.17)

December 31, 2008
GAAP	56.3%	$91,112	$(26,678)	$(25,078)	$(0.40)
Adjustments:
Stock-based compensation	0.1	(5,781)	5,905	5,905	0.10

Non-GAAP	56.4%	$85,331	$(20,773)	$(19,173)	$(0.30)